UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

NAVIGANT CONSULTING, INC.
(Name of Registrant as Specified in Its Charter)

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE JET CAPITAL, L.P.

ENGINE AIRFLOW CAPITAL, L.P.

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

BRIAN DELLE DONNE

DOMINICK J. SCHIANO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engine Capital, L.P., together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of shareholders (the “2018 Annual Meeting”) of Navigant Consulting, Inc., a Delaware corporation (“Navigant”).

On February 20, 2018, Engine issued a press release that referenced a letter that was sent to the board of directors of Navigant on January 24, 2018. The full text of the January 24, 2018 letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engine Capital, L.P. (“Engine Capital”), together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Navigant Consulting, Inc., a Delaware corporation (the “Company”).

ENGINE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Engine Capital, Engine Capital Management, LLC (“Engine Management”), Engine Jet Capital, L.P. (“Engine Jet”), Engine Airflow Capital, L.P. (“Engine Airflow”), Engine Investments, LLC (“Engine Investments”), Engine Investments II, LLC (“Engine Investments II”), Arnaud Ajdler, Brian Delle Donne, Paul J. Evans and Dominick J. Schiano.

As of the date hereof, Engine Capital directly owned 589,196 shares of Common Stock of the Company. As of the date hereof, Engine Jet directly owned 930,515 shares of Common Stock. As of the date hereof, Engine Airflow directly owned 516,637 shares of Common Stock. Engine GP, as the general partner of Engine Management, may be deemed the beneficial owner of the 2,036,348 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Airflow. Engine Investments, as the general partner of each of Engine Capital and Engine Jet, may be deemed the beneficial owner of the 1,519,711 shares of Common Stock owned directly by Engine Capital and Engine Jet. Engine Investments II, as the general partner of Engine Airflow, may be deemed the beneficial owner of the 516,637 shares of Common Stock owned directly by Engine Airflow. Engine Management, as the investment manager of each of Engine Capital, Engine Jet and Engine Airflow, may be deemed the beneficial owner of the 2,036,348 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Airflow. Mr. Ajdler, as the Managing Partner of Engine Management and the Managing Member of each of Engine GP, Engine Investments and Engine Investments II, may be deemed to beneficially own the 2,036,348 shares of Common Stock directly owned by Engine Capital, Engine Jet and Engine Airflow. As of the date hereof, none of Messrs. Delle Donne, Evans and Schiano beneficially owned any shares of Common Stock.